Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Completes North Carolina Acquisition
Transaction Adds Four Hot-Mix Asphalt Plants in Central North Carolina

DOTHAN, AL, October 8, 2020 – Construction Partners, Inc. (NASDAQ: ROAD) (the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today announced that it has acquired Riley Paving, Inc., an asphalt and paving contractor based in Carthage, North Carolina. Among other things, the acquisition adds four hot-mix asphalt plants in central North Carolina, providing the Company with access to additional markets and expanding its footprint in the state.
“We are pleased to announce today’s acquisition,” said Fred J. (Jule) Smith, III, the Company’s Chief Operating Officer. “Our growth strategy focuses on identifying and integrating complementary businesses with geographic and cultural synergies, which this acquisition exemplifies. We now operate 39 hot-mix asphalt plants that represent distinct local markets for CPI across our southeastern footprint.”
Jason Williams, President of Fred Smith Company, the Company’s North Carolina subsidiary, added, “We welcome our more than 70 new employees and look forward to continuing to improve North Carolina’s transportation infrastructure together.”
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, with 39 hot-mix asphalt plants, nine aggregate facilities and one liquid asphalt terminal. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of the Company’s public projects are maintenance-related. Private sector projects include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “seek” “continue,” “estimate,” “predict,” “potential,” “targeting,” “could,” “might,” “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe,” “plan” and similar expressions or their negative. The forward-looking statements contained in this press release include, without limitation, statements relating to the benefits of a business acquisitions and the expected results of the acquired business. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements are set forth in the Company’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and other reports the Company files with the SEC. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contact:
Rick Black
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600